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                                                                   EXHIBIT 3(f)


             STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES

                                   DESIGNATED

                           SERIES E PREFERENCE STOCK

                                       OF

                          RELIANT ENERGY, INCORPORATED

                          Pursuant to Article 2.13D of
                       the Texas Business Corporation Act

           Pursuant to the provisions of Article 2.13D of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares of its Preference Stock, without par value, designated "Series E Preference Stock" and fixing and determining the relative rights and preferences thereof:

           1. The name of the corporation is RELIANT ENERGY, INCORPORATED (the "Company").

           2. The following resolution establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by all necessary action on the part of the Company on November 8, 1999:

           RESOLVED, that pursuant to the authority vested in the Finance Committee and the Preference Stock Committee, acting separately and/or concurrently, by the Board of Directors of this Company in accordance with the provisions of the Restated Articles of Incorporation, a series of Preference Stock, without par value, of the Company be and hereby is created, and that the designation and number of shares thereof and the preferences, limitations and relative rights, including voting rights, of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                           SERIES E PREFERENCE STOCK

           1. Designation and Amount. There shall be a series of Preference Stock that shall be designated as "Series E Preference Stock," and the number of shares constituting such series shall be 3,160. Such number of shares may be increased or decreased by resolution of the Finance Committee and the Preference Stock Committee, acting separately and/or concurrently; provided, however, that no decrease shall reduce the number of shares of Series E Preference Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise



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of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

           2. Certain Defined Terms. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in that certain Fiscal Agency Agreement, including the Exhibits thereto (the "Fiscal Agency Agreement") to be entered into among Reliant Energy FinanceCo II LP, a Delaware limited partnership (the "Issuer"), the Company and Chase Bank of Texas, National Association, as in effect at the time of the initial issuance of Notes thereunder, and as such terms may be amended in the Fiscal Agency Agreement in accordance with the terms thereof. In addition, the following terms are used herein as defined below:

                     (i) "Affiliates" means any person that, directly or indirectly, Controls or is Controlled by or is under common Control with another person.

                     (ii) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                     (iii) "Computed Dividend Portion" means, within any Dividend Interval Period, an amount equal to the interest expense accrued on the Notes from the prior Dividend Payment Date to the Determination Date for the current Dividend Interval Period.

                     (iv) "Controlled" means, with respect to any Person, the ability of another person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that person (and "Control" shall be similarly construed).

                     (v) "Determination Date" means the date occurring five Business Days prior to a Dividend Declaration Date.

                     (vi) "Dividend" means the dividend on the Series E Preference Stock declared by the Company's Board of Directors with respect to a Dividend Interval Period.

                     (vii) "Dividend Declaration Amount" means, as of any Determination Date, the Preliminary Dividend Amount, less the sum of (a) the Interest Reconciliation Amount, (b) the Support Agreement Reconciliation Amount, and (c) the Other Sources Reconciliation Amount. The Dividend Declaration Amount may be greater than or less than the Preliminary Dividend Amount.

                     (viii) "Dividend Declaration Date" means the date on which Dividends on the Series E Preference Stock are declared (or would have been declared but for the fact that the amount of the Dividend determined in accordance herewith would have been zero) during a Dividend Interval Period by the Company's Board of Directors.




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                     (ix)  "Dividend Interval Period" means the period
beginning on a Dividend Payment Date and extending to the next Dividend Payment Date.

                     (x) "Dividend Payment Date" means the date occurring five Business Days after a Dividend Declaration Date.

                     (xi) "Excess Cash Flow" means, for any period, any excess funds of the Company after taking into account its cash requirements (including debt service and preferred stock payments, but before common stock payments), and any other expenditures in order to accommodate, with respect to Reliant Energy HL&P and Reliant Energy Resources Corp., regulatory requirements and sound utility financial and management practices, in each case, as determined in the discretion of the Company's senior management.

                     (xii) "Interest Reconciliation Amount" means an amount equal to (a) the Preliminary Dividend Amount computed for the prior Dividend Interval Period, less (b) the actual interest expense accrued on the Notes during such period.

                     (xiii) "Other Sources Reconciliation Amount" means, to the extent applied to pay interest on the Notes or available in cash on the current Determination Date therefor, the amount of income or cash proceeds received by the Issuer from sources other than pursuant to the Support Agreement (including, without limitation, interest received on loans to Affiliates), from the Determination Date occurring in the Prior Dividend Interval Period to the Determination Date occurring in the current Dividend Interval Period.

                     (xiv) "Preliminary Dividend Amount" means the sum of the Computed Dividend Portion and the Projected Dividend Portion.

                     (xv) "Projected Dividend Portion" means, within any Dividend Interval Period, an amount equal to the projected interest expense that will be accrued on the Notes from the Determination Date for such Dividend Interval Period to the Dividend Payment Date.

                     (xvi) "Support Agreement Reconciliation Amount" means the amount of cash payments made pursuant to the Support Agreement by the Company to the Issuer from the Determination Date occurring in the immediately prior Dividend Interval Period to the Determination Date occurring in the current Dividend Interval Period.

           3. Dividends and Distributions.

           (A) Subject to the prior and superior rights of the holders of (i) any shares of any series of Preference Stock ranking prior and superior to the shares of Series E Preference Stock with respect to dividends and (ii) any shares of Preferred Stock, the holders of shares of Series E Preference Stock, in preference to the holders of shares of any class or series of stock of the Company ranking junior to the Series E Preference Stock, shall be entitled to receive the amounts



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set forth below, when, as and if declared by the Board of Directors in the manner described below out of assets of the Company legally available for the purpose:

                     (i) On every regularly scheduled meeting of the Company's Board of Directors while any shares of Series E Preference Stock remain outstanding, the Board of Directors shall declare an aggregate Dividend (if a positive amount) equal to the lesser of (x) the Dividend Declaration Amount or
(y) the Excess Cash Flow projected to be available as of the applicable Dividend Payment Date with respect to the then current Dividend Interval Period.

                     (ii) If, with respect to any Dividend Interval Period, the aggregate Dividend declared by the Company's Board of Directors is less than the Dividend Declaration Amount for such Dividend Interval Period because the Excess Cash Flow projected to be available as of the applicable Dividend Payment Date is less than the Dividend Declaration Amount, the amount of such deficiency shall be added to the Dividend Declaration Amount computed for the next Dividend Interval Period and such aggregate amount shall become the Dividend Declaration Amount for such period. The Dividend for such succeeding Dividend Interval Period shall equal the Dividend Declaration Amount unless such amount would exceed the Excess Cash Flow projected to be available as of the applicable Dividend Payment Date, in which case the Dividend shall be the amount of the projected Excess Cash Flow.

                     (iii) The aggregate Dividends paid on the shares of Series E Preference Stock in accordance with this Section 3(A) shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

           (B) Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preference Stock entitled to receive payment of a dividend or distribution declared thereon.

           (C) Dividends on the Series E Preference Stock are cumulative.

           4. Voting Rights. Except as otherwise required by law or the Restated Articles of Incorporation of the Company or as otherwise provided herein, the holders of shares of Series E Preference Stock shall have no voting rights.

           5. Certain Restrictions. At any time when dividends or distributions payable on the Series E Preference Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Preference Stock outstanding shall have been paid in full, the Company shall not:

                     (i) declare dividends on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preference Stock; or




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                     (ii) declare dividends on any shares of stock ranking on
a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preference Stock, except dividends declared ratably on the Series E Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.

           (C) Notwithstanding the limitation on the amount of dividends declared or to be declared on the shares of Series E Preference Stock set forth in Section 3(A), for purposes of Section 7 and Section 8, the amount of accrued and unpaid dividends payable on the Series E Preference Stock as of the date of calculation of the Series E Liquidation Preference (as defined in Section 7 below) or any redemption price, as the case may be, for the Series E Preference Stock shall be equal to the aggregate amount of accrued and unpaid interest on the Notes as of such date, plus premium, if any.

           6. Reacquired Shares. Any shares of Series E Preference Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

           7.  Liquidation, Dissolution or Winding Up.

           (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preference Stock unless, prior thereto, the holders of shares of Series E Preference Stock shall have received $100,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series E Liquidation Preference"). Following the payment of the full amount of the Series E Liquidation Preference, no additional distributions shall be made to the holders of shares of Series E Preference Stock.

           (B) In the event that there are not sufficient assets available to permit payment in full of the Series E Liquidation Preference and the liquidation preferences of all other series of Preference Stock, if any, that rank on a parity with the Series E Preference Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

           (C) Neither the merger or consolidation of the Company into or with another corporation nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7, but the sale, lease or conveyance of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7.



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           8.  Redemption.

           (A) The Company, at its option, may redeem shares of the Series E Preference Stock in whole at any time and in part from time to time, at a redemption price equal to $100,000 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption.

           (B) Upon maturity of the Notes, by acceleration or otherwise, the Company shall redeem the shares of the Series E Preference Stock in whole, at a redemption price equal to the lesser of (i) the Company's Excess Cash Flow or
(ii) $100,000 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption.

           (C) In the event that fewer than all the outstanding shares of the Series E Preference Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

           (D) Except to the extent notice is waived in accordance with applicable law, notice of any such redemption shall be given by mailing to the holders of the shares of Series E Preference Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the twentieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Company. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series E Preference Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preference Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

           (E) The shares of Series E Preference Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

           9. Ranking. The Series E Preference Stock shall rank junior to all series of the Company's Preferred Stock and pari passu with all other series of the Company's Preference Stock



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(other than any such series of Preference Stock the terms of which shall provide otherwise) in respect to dividend and liquidation rights and shall rank senior to the Common Stock as to such matters.

           10. Amendment. At any time that any shares of Series E Preference Stock are outstanding, the Restated Articles of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series E Preference Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series E Preference Stock, voting separately as a class.

           11. Fractional Shares. Series E Preference Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise any voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Preference Stock.

           IN WITNESS WHEREOF, RELIANT ENERGY, INCORPORATED has caused this Statement to be executed on its behalf by the undersigned officer this _____ day of November, 1999.

                                             RELIANT ENERGY, INCORPORATED

                                              /s/  MARC KILBRIDE
                                             ---------------------------------
                                             Name: Marc Kilbride
                                             Title:   Treasurer